Pioneer Series Trust V



               Amendment to the Agreement and Declaration of Trust

                                       of

                             Pioneer Series Trust V



         The undersigned, being at least a majority of the Trustees of Pioneer Series Trust V, a Delaware statutory trust (the "Trust"), acting pursuant to
Article V, Section 1 and Article IX, Section 8 of the Agreement and Declaration of Trust, dated October 12, 2005, as amended (the "Declaration"), do hereby amend the Declaration as follows, such amendment to be effective on the date hereof:

1. The two new additional series of the Trust established and designated hereby are: Pioneer High Income Municipal Fund and Pioneer Oak Ridge All Cap Growth Fund (each, a "Fund").

2. Each Fund shall have five (5) classes of shares, which shall be designated Class A Shares, Class B Shares, Class C Shares, Class R Shares, and Class Y Shares.

3. Class A Shares, Class B Shares, Class C Shares, Class R Shares and Class Y Shares of each Fund shall each be entitled to all of the rights and preferences accorded to such Shares under the Declaration.

4. The purchase price of Class A Shares, Class B Shares, Class C Shares, Class R Shares and Class Y Shares, the method of determining the net asset value of Class A Shares, Class B Shares, Class C Shares, Class R Shares and Class Y Shares, and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares, Class R Shares and Class Y Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

5. The Trustees, acting in their sole discretion, may determine that any Shares of the Fund issued are Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class Y Shares, or Shares of any other class of the Fund hereinafter established and designated by the Trustees.





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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 13th day of May, 2006.

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
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 /s/ David R. Bock                                               /s/ Osbert M. Hood
 David R. Bock                                                   Osbert M. Hood

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 /s/ Mary K. Bush                                                /s/ Thomas J. Perna
 Mary K. Bush                                                    Thomas J. Perna

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 /s/ John F. Cogan, Jr.                                          /s/ Marguerite A. Piret
 John F. Cogan, Jr.                                              Marguerite A. Piret

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 Margaret B.W. Graham                                            /s/ Stephen K. West
 Margaret B.W. Graham                                            Stephen K. West



                                                              /s/ John Winthrop__________________
                                                              -----------------
                                                              John Winthrop


                                                             The address of each
Trustee is:

                                                             c/o Pioneer Investment Management, Inc
                                                             60 State Street
                                                             Boston, Massachusetts 02109


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